Exhibit 99.1
Company Contact
Ryan Hymel, EVP and Chief Financial Officer
(571) 529-6113

Playa Hotels & Resorts N.V. Reports Fourth Quarter and Full Year 2017 Results

Fairfax, VA, March 1, 2018 – Playa Hotels & Resorts N.V. (the “Company”) (NASDAQ: PLYA) today announced results of operations for the three months and year ended December 31, 2017.

Three Months Ended December 31, 2017 Results

▪	Net Loss was $11.7 million compared to a Net Loss of $24.6 million in 2016

▪	Adjusted Net Income(1) was $12.5 million compared to an Adjusted Net Loss of $12.0 million in 2016

▪	Comparable Net Package RevPAR(2) increased 11.8% over 2016 to $195.56

▪	Net Package RevPAR increased 6.1% over 2016 to $185.59, driven by Net Package ADR growth of 11.9%, and partially offset by a decrease in Occupancy of 430 basis points

▪	Owned Resort EBITDA increased 4.2% over 2016 to $38.3 million

▪	Owned Resort EBITDA Margin decreased 0.4 percentage points from 2016 to 31.1%

▪	Adjusted EBITDA increased 8.1% over 2016 to $31.1 million

Year Ended December 31, 2017 Results

▪	Net Loss was $0.2 million compared to Net Income of $20.2 million in 2016

▪	Adjusted Net Income(1) was $48.3 million compared to Adjusted Net Income of $36.8 million in 2016

▪	Comparable Net Package RevPAR(2) increased 10.2% over 2016 to $215.23

▪	Net Package RevPAR increased 7.1% over 2016 to $209.27, driven by Occupancy growth of 20 basis points and Net Package ADR growth of 6.8%

▪	Owned Resort EBITDA increased 8.8% over 2016 to $201.5 million

▪	Owned Resort EBITDA Margin increased 0.5 percentage points from 2016 to 36.9%

▪	Adjusted EBITDA increased 10.5% over 2016 to $170.9 million

(1)	Adjusted Net Income/(Loss), excludes special items, which are those items deemed not to be reflective of ongoing operations, most notably the loss on extinguishment of debt.

(2)	Comparable Net Package RevPAR removes the room nights out of service due to renovation and hurricane disruption from the available room nights.

“2017 has been filled with many accomplishments for Playa, including taking the Company public, launching the Panama Jack Brand, recapitalizing our debt and paying off our Senior Notes, exchanging public and private warrants for shares of common stock, acquiring land and beginning development of a new 750 room Hyatt Ziva and Zilara in the Dominican Republic, launching into the high margin, high growth management business with a long-term agreement to manage Sanctuary Resort in Cap Cana, and finishing growth capital expenditure projects in Jamaica, Puerto Vallarta and Cancún."
– Bruce D. Wardinski, Chairman and CEO of Playa Hotels & Resorts

Recent Developments

▪
On February 26th, 2018 we entered into a definitive agreement for a business combination with Sagicor Group Jamaica Limited (“Sagicor”) whereby Sagicor will contribute into Playa a portfolio of five all-inclusive resorts and two adjacent oceanfront developable land sites located on the desirable North Coast of Jamaica. The portfolio includes four existing resorts including the 489-room Hilton Rose Hall, the 268-room Jewel Runaway Bay, the 250-room Jewel Dunn’s River and the 225-room Jewel Paradise Cove. It also includes an 88-room hotel tower and spa, two developable land sites with a potential density of up to 700 rooms and a hotel management contract for the Jewel Grande Palmyra. The existing assets are currently managed by an external third-party operator and upon closing of the transaction, Playa will be able to immediately internalize and self-manage the assets. In exchange, Sagicor will receive 20 million shares of PLYA ordinary shares and $100 million in cash. In addition, Playa has agreed to nominate two Sagicor appointees for election to Playa’s Board of Directors in connection with the consummation of the transaction.

▪
On December 6, 2017, we amended our Senior Secured Credit Facility to borrow an additional $380.0 million priced at 99.75% of the principal amount. Proceeds were used to redeem and fully repay our remaining Senior Notes due 2020.

▪
We renovated and re-branded two of our resorts under the new Panama Jack hotel brand, which included conversion of Gran Caribe and Gran Porto to Panama Jack Resorts Cancun and Panama Jack Resorts Playa del Carmen, respectively. The renovation and re-branding was completed and the properties were opened under their new flags in December 2017.

▪
Renovations at Hyatt Ziva and Zilara Rose Hall Jamaica were completed in December 2017. These included the renovation of 334 remaining original rooms, including new room configurations to maximize sales to families at the Hyatt Ziva and shifting 110 rooms from Ziva to Zilara to accommodate greater demand. We also constructed a new beach spa and a state-of-the-art fitness facility.

▪
Renovation of the Preferred Tower rooms at Hyatt Ziva Puerto Vallarta was completed in December 2017. These renovations improve the premium guest experience and allow us to achieve higher rates for these significantly improved rooms.

Financial and Operating Results

The following table sets forth information with respect to our Occupancy, Net Package ADR, Net Package RevPAR, Total Net Revenue, Resort EBITDA, Corporate Expenses, and Adjusted EBITDA for the three months and years ended December 31, 2017 and 2016 for our portfolio:

	Three Months Ended December 31,				Year Ended December 31,
	2017	2016	Change		2017	2016	Change
Occupancy	78.0%	82.3%	(4.3	)pts	81.4%	81.2%	0.2	pts
Net Package ADR	$237.86	$212.49	11.9%		$256.93	$240.53	6.8%
Comparable Net Package RevPAR (1)	195.56	174.92	11.8%		215.23	195.31	10.2%
Net Package RevPAR	185.59	174.92	6.1%		209.27	195.31	7.1%
Total Net Revenue (2)	123,491	116,770	5.8%		546,211	509,039	7.3%
Owned Resort EBITDA (3)	$38,317	$36,787	4.2%		$201,482	$185,262	8.8%
Owned Resort EBITDA Margin	31.1%	31.5%	(0.4	)pts	36.9%	36.4%	0.5	pts
Corporate Expenses	$7,403	$8,057	(8.1	) %	$30,757	$30,593	0.5%
Management Fee Revenue	140	—	100.0%		140	—	100.0%
Adjusted EBITDA (4)	$31,054	$28,730	8.1%		$170,865	$154,669	10.5%
Adjusted EBITDA Margin	25.1%	24.6%	0.5	pts	31.3%	30.4%	0.9	pts

(1)	Comparable Net Package RevPAR removes the room nights out of service due to renovation and hurricane disruption from the available room nights.

(2)
Total Net Revenue represents revenue from the sale of all-inclusive packages, which include room accommodations, food and beverage services and entertainment activities, net of compulsory tips paid to employees in Mexico and Jamaica. Government mandated compulsory tips in the Dominican Republic are not included in this adjustment as they are already excluded from revenue in accordance with U.S. GAAP. A description of how we compute Total Net Revenue and a reconciliation of Total Net Revenue to total revenue can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below.

(3)	A description of how we compute Resort EBITDA and a reconciliation of Net Income to Resort EBITDA can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below.

(4)
A description of how we compute Adjusted EBITDA and a reconciliation of Net Income to Adjusted EBITDA can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below.

Balance Sheet

As of December 31, 2017, the Company held $117.2 million in cash and cash equivalents. Total interest-bearing debt was $906.4 million, comprised of Term Loan B secured debt due 2024. As of December 31, 2017, there were no amounts outstanding on the Company’s $100.0 million Revolving Credit Facility.
We have spent $59.6 million thus far on the development of our 750-room Hyatt Ziva and Zilara in Cap Cana, Dominican Republic, including purchasing the land. Adjusted net debt excluding that spending is $729.6 million.

2017 Selected Quarterly Financial Results and Operating Statistics

The following table is presented to provide investors with selected quarterly operating information for 2017:

	Q1 2017	Q2 2017	Q3 2017	Q4 2017	FY 2017
Occupancy	87.4%	81.9%	78.5%	78.0%	81.4%
Net Package ADR	$309.61	$252.68	$222.80	$237.86	$256.93
Comparable Net Package RevPAR	N/A	$209.92	$181.65	$195.56	$215.23
Net Package RevPAR	$270.67	$207.04	$174.97	$185.59	$209.27
Total Net Revenue	$170,510	$137,415	$114,795	$123,491	$546,211
Resort EBITDA	$82,282	$49,020	$31,863	$38,317	$201,482
% of full year	40.8%	24.3%	15.8%	19.1%	100.0%
Corporate Expenses	$7,809	$8,001	$7,544	$7,403	$30,757
Management Fee Revenue	$—	$—	$—	$140	$140
Adjusted EBITDA	$74,473	$41,019	$24,319	$31,054	$170,865
% of full year	43.6%	24.0%	14.2%	18.2%	100.0%
Earnings Call

The Company will host a conference call to discuss its fourth quarter and annual results on Friday, March 2, 2018 at 9:00 a.m. (Eastern Daylight Time). The conference call can be accessed by dialing (866) 393-5826 for domestic participants and (954) 320-0070 for international participants. The conference ID number is 1888388. Additionally, interested parties may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Friday, March 2, 2018. This replay will run through Friday, March 16, 2018. The access number for a taped replay of the conference call is (855) 859-2056 or (404) 537-3406 using the same conference ID number. There will also be a webcast of the conference call accessible on the Company’s investor relations website at www.investors.playaresorts.com.
About the Company

Playa Hotels & Resorts N.V. ("Playa") is a leading owner, operator, manager and developer of all-inclusive beachfront resorts in popular vacation destinations in Mexico and the Caribbean. We are currently the only publicly-traded company focusing exclusively on the all-inclusive segment of the lodging industry. We have a portfolio consisting of 13 resorts (6,130 rooms) we own, which are located in Mexico, the Dominican Republic and Jamaica, and one resort (184 rooms) we manage for a third party, which is located in the Dominican Republic. We believe that the resorts we own, as well as the resorts we manage, are among the finest all-inclusive resorts in the markets they serve. All of our resorts offer guests luxury accommodations, noteworthy architecture, extensive on-site activities and multiple food and beverage options. Our guests also have the opportunity to purchase upgrades from us such as premium rooms, dining experiences, wines and spirits and spa packages.
Forward-Looking Statement

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. You can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Current Report on Form 8-K,

filed with the SEC on March 14, 2017, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. Playa disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements).
Definitions of Non-U.S. GAAP Measures and Operating Statistics

Occupancy
“Occupancy” represents the total number of rooms sold for a period divided by the total number of rooms available during such period. Occupancy is a useful measure of the utilization of a resort’s total available capacity and can be used to gauge demand at a specific resort or group of properties for a period. Occupancy levels also enable us to optimize Net Package ADR by increasing or decreasing the stated rate for our all-inclusive packages as demand for a resort increases or decreases.
Net Package Average Daily Rate (“Net Package ADR”)
“Net Package ADR” represents total net package revenue for a period divided by the total number of rooms sold during such period. Net Package ADR trends and patterns provide useful information concerning the pricing environment and the nature of the guest base of our total portfolio or comparable portfolio, as applicable. Net Package ADR is a commonly used performance measure in the all-inclusive segment of the lodging industry, and is commonly used to assess the stated rates that guests are willing to pay through various distribution channels.
Net Package Revenue per Available Room (“Net Package RevPAR”)
"Net Package RevPAR" is the product of Net Package ADR (as defined above) and the average daily occupancy percentage. Net Package RevPAR does not reflect the impact of non-package revenue. Although Net Package RevPAR does not include this additional revenue, it generally is considered the key performance measure in the all-inclusive segment of the lodging industry to identify trend information with respect to net room revenue produced by our portfolio or comparable portfolio, as applicable, and to evaluate operating performance on a consolidated basis or a regional basis, as applicable.
Net Revenue, Net Package Revenue and Net Non-package Revenue
We derive net revenue from the sale of all-inclusive packages, which include room accommodations, food and beverage services and entertainment activities, net of compulsory tips paid to employees in Mexico and Jamaica. Government mandated compulsory tips in the Dominican Republic are not included in this adjustment, as they are already excluded from revenue. Net revenue is recognized when the rooms are occupied and/or the relevant services have been rendered. Advance deposits received from guests are deferred and included in trade and other payables until the rooms are occupied and/or the relevant services have been rendered, at which point the revenue is recognized. Food and beverage revenue not included in a guest’s all-inclusive package is recognized when the goods are consumed. Net revenue represents a key indicator to assess the overall performance of our business and analyze trends, such as consumer demand, brand preference and competition.
In analyzing our results, our management differentiates between Net Package Revenue and Net Non-package Revenue (as such terms are defined below). Guests at our resorts purchase packages at stated rates, which include room accommodations, food and beverage services and entertainment activities, in contrast to other lodging business models, which typically only include the room accommodations in the stated rate. The amenities at all-inclusive resorts typically include a variety of buffet and á la carte restaurants, bars, activities, and shows and entertainment throughout the day. “Net Package Revenue” consists of net revenues derived from all-inclusive packages purchased by our guests. “Net Non-package Revenue” primarily includes net revenue associated with guests' purchases of upgrades, premium services and amenities, such as premium rooms, dining experiences, wines and spirits and spa packages, which are not included in the all-inclusive package.
The following table shows a reconciliation of Total Net Revenue to total revenue for the three months and years ended December 31, 2017 and 2016:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net Package Revenue	$104,668	$98,838	$468,434	$439,009
Net Non-package Revenue	18,683	17,932	77,637	70,030
Management Fee Revenue	140	—	140	—
Total Net Revenue	123,491	116,770	546,211	509,039
Plus: compulsory tips	3,047	3,351	13,334	12,452
Total revenue	$126,538	$120,121	$559,545	$521,491
EBITDA, Adjusted EBITDA and Resort EBITDA
We define EBITDA, a non-U.S. GAAP financial measure, as net (loss) income, determined in accordance with U.S. GAAP, for the period presented, before interest expense, income tax and depreciation and amortization expense. We define Adjusted EBITDA, a non-U.S. GAAP financial measure, as EBITDA further adjusted to exclude the following items:

▪	Other expense, net

▪	Impairment loss

▪	Pre-opening expense

▪	Transaction expenses

▪	Severance expense

▪	Other tax expense

▪	Gain on property damage insurance proceeds

▪	Share-based compensation

▪	Loss on extinguishment of debt

▪	Other components of net periodic pension cost (benefit)

▪
Other items which may include, but are not limited to the following: management contract termination fees; gains or losses from legal settlements; repairs from hurricanes and tropical storms; and Jamaica delayed opening expenses.

We define Resort EBITDA as Adjusted EBITDA before corporate expenses and management fee income.
We believe that Adjusted EBITDA is useful to investors for two principal reasons. First, we believe Adjusted EBITDA assists investors in comparing our performance over various reporting periods on a consistent basis by removing from our operating results the impact of items that do not reflect our core operating performance. For example, changes in foreign exchange rates (which are the principal driver of changes in other expense (income), net), and expenses related to capital raising, strategic initiatives and other corporate initiatives, such as expansion into new markets (which are the principal drivers of changes in transaction expenses), are not indicative of the operating performance of our resorts. The other adjustments included in our definition of Adjusted EBITDA relate to items that occur infrequently and therefore would obstruct the comparability of our operating results over reporting periods. For example, impairment losses, such as those resulting from hurricane damage, and related revenue from insurance policies, other than business interruption insurance policies, as well as expenses incurred in connection with closing or reopening resorts that undergo expansions or renovations, are infrequent in nature, and we believe excluding these expense and revenue items permits investors to better evaluate the core operating performance of our resorts over time.
The second principal reason that we believe Adjusted EBITDA is useful to investors is that it is considered a key performance indicator by our board of directors (our "Board") and management. In addition, the compensation committee of our Board determines the annual variable compensation for certain members of our management based, in part, on consolidated Adjusted EBITDA. We believe that Adjusted EBITDA is useful to investors because it provides investors with information utilized by our Board and management to assess our performance and may (subject to the limitations described below) enable investors to compare the performance of our portfolio to our competitors.
EBITDA, Adjusted EBITDA and Resort EBITDA are not substitutes for net income (loss) or any other measure determined in accordance with U.S. GAAP. There are limitations to the utility of non-U.S. GAAP financial measures, such as Adjusted EBITDA. For example, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-U.S. GAAP financial measures that other companies publish to compare the performance of those companies to our performance. Because of these and other limitations, EBITDA, Adjusted EBITDA, and Resort EBITDA should not be considered as a measure of the income or loss generated by our business or discretionary cash available for investment in our business, and investors should carefully consider our U.S. GAAP results presented in this release.
Adjusted Net Income (Loss)
"Adjusted Net Income (Loss)" is a non-GAAP performance measure. We define Adjusted Net Income (Loss) as net income attributable to Playa Hotels & Resorts, determined in accordance with U.S. GAAP, excluding special items which are not reflective of our core operating performance, such as one-time expenses related to debt extinguishment and transaction expenses. We believe Adjusted Net Income (Loss) provides meaningful comparisons of ongoing operating results, by removing from net income the impact of items that do not reflect our normalized operations.
Adjusted Net Income (Loss) is not a substitute for net income (loss) or any other measure determined in accordance with U.S. GAAP. There are limitations to the utility of non-U.S. GAAP financial measures, such as Adjusted Net Income (Loss). For example, other companies in our industry may define Adjusted Net Income (Loss) differently than we do. As a result, it may be difficult to use Adjusted Net Income (Loss) or similarly named non-U.S. GAAP financial measures that other companies publish to compare the performance of those companies to our performance. Because of these and other limitations, Adjusted Net Income (Loss) should not be considered as a measure of the income or loss generated by our business or discretionary cash available for investment in our business, and investors should carefully consider our U.S. GAAP results presented in this release.

Playa Hotels & Resorts N.V.
Reconciliation of Net (Loss) Income to EBITDA, Adjusted EBITDA and Resort EBITDA
($ in thousands)

The following is a reconciliation of our U.S. GAAP net (loss) income to EBITDA, Adjusted EBITDA and Resort EBITDA for the three months and years ended December 31, 2017 and 2016:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net (loss) income	$(11,683)	$(24,615)	$(241)	$20,216
Interest expense	12,474	14,174	53,661	54,793
Income tax (benefit) provision	(11,054)	9,502	9,051	4,232
Depreciation and amortization	13,038	13,935	53,131	52,744
EBITDA	$2,775	$12,996	$115,602	$131,985

Other expense, net (a)	$1,704	$3,243	$1,078	$5,390
Transaction expense (b)	10,515	12,664	21,708	16,538
Severance expense	—	—	442	—
Other tax expense (c)	1,180	(296)	1,778	675
Jamaica delayed opening expenses (d)	(51)	—	(203)	—
Gain on property damage insurance proceeds (e)	—	(39)	—	(348)
Share-based compensation	962	—	3,765	—
Loss on extinguishment of debt	12,594	—	25,120	—
Repairs from hurricanes and tropical storms (f)	1,042	—	1,807	—
Other components of net periodic pension benefit (cost) (g)	333	162	(232)	429
Adjusted EBITDA	31,054	28,730	170,865	154,669
Corporate expenses	7,403	8,057	30,757	30,593
Management fees	(140)	—	(140)	—
Resort EBITDA	$38,317	$36,787	$201,482	$185,262

(a)	Represents changes in foreign exchange and other miscellaneous expenses or income.

(b)
Represents expenses incurred in connection with corporate initiatives, such as: debt refinancing costs; other capital raising efforts including the business combination with Pace; the redesign and build-out of our internal controls and strategic initiatives, such as possible expansion into new markets.

(c)
Relates primarily to a Dominican Republic asset tax, which is an alternative tax to income tax in the Dominican Republic. We eliminate this expense from Adjusted EBITDA because it is substantially similar to the income tax expense we eliminate from our calculation of EBITDA.

(d)
Represents a reversal on an expense accrual recorded in 2014 related to our future stay obligations provided to guests affected by the delayed opening of Hyatt Ziva and Hyatt Zilara Rose Hall. The partial reversal of this accrual occurred throughout 2017.

(e)	Represents a gain from insurance proceeds related to property insurance and not business interruption proceeds.

(f)
Represents repair and maintenance expenses at Hyatt Ziva Los Cabos due to Tropical Storm Lidia, Dreams Punta Cana and Dreams Palm Beach due to Hurricane Maria for $0.4 million, $1.0 million and $0.4 million respectively. These are expenses incurred that are not covered by insurance claims or offset by insurance proceeds.

(g)
The early adoption of Accounting Standards Update 2017-07 (as described in Note 2 of our Consolidated Financial Statements included in our Form 10-K filed on March 1, 2018) reclassified certain components of net periodic pension benefit (cost) from direct to other expense, net in the Consolidated Statements of Operations and Comprehensive (Loss) Income. We added back these benefits (costs) for the purposes of calculating Adjusted EBITDA as they are considered part of our ongoing resort operations.

Playa Hotels & Resorts N.V.
Reconciliation of Net (Loss) Income to Adjusted Net Income (Loss)
($ in thousands)

The following table reconciles our net (loss) income to Adjusted Net Income (Loss) for the three months and years ended December 31, 2017 and 2016:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net (loss) income	$(11,683)	$(24,615)	$(241)	$20,216
Reconciling items
Transaction expense (a)	10,515	12,664	21,708	16,538
Loss on extinguishment of debt	12,594	—	25,120	—
Repairs from hurricanes and tropical storms (b)	1,042	—	1,807	—
Total reconciling items before tax	24,151	12,664	48,635	16,538
Income tax provision for reconciling items	—	—	(131)	—
Total reconciling items after tax	24,151	12,664	48,504	16,538
Adjusted Net Income (Loss)	$12,468	$(11,951)	$48,263	$36,754
The following table presents the impact of Adjusted Net Income (Loss) on our net loss available to ordinary shareholders and diluted losses per share for the three months and years ended December 31, 2017 and 2016:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net loss available to ordinary shareholders	$(11,683)	$(35,127)	$(9,042)	$(23,460)
Losses per share - Diluted	$(0.11)	$(0.70)	$(0.09)	$(0.46)
Reconciling items
Total reconciling items after tax	24,151	12,664	48,504	16,538
Allocation of adjusted net income to preferred shareholders	—	—	(3,037)	—
Total reconciling items after allocation of adjusted net income to preferred shareholders	$24,151	$12,664	$45,467	$16,538
Total reconciling items impact per diluted share	$0.22	$0.25	$0.47	$0.33
Adjusted net income (loss) available to ordinary shareholders	$12,468	$(22,463)	$36,425	$(6,922)
Adjusted earnings (losses) per share - Diluted	$0.11	$(0.45)	$0.38	$(0.13)

(a)
Represents expenses incurred in connection with corporate initiatives, such as: debt refinancing costs; other capital raising efforts including the business combination with Pace; the redesign and build-out of our internal controls and strategic initiatives, such as possible expansion into new markets.

(b)
Represents repair and maintenance expenses at Hyatt Ziva Los Cabos due to Tropical Storm Lidia, Dreams Punta Cana and Dreams Palm Beach due to Hurricane Maria for $0.4 million, $1.0 million and $0.4 million respectively. These are expenses incurred that are not covered by insurance claims or offset by insurance proceeds.

Playa Hotels & Resorts N.V.
Consolidated Balance Sheets
($ in thousands, except share data)

	As of December 31,	As of December 31,
	2017	2016
ASSETS
Cash and cash equivalents	$117,229	$33,512
Restricted cash	—	9,651
Trade and other receivables, net	51,527	48,881
Accounts receivable from related parties	1,495	2,532
Inventories	11,309	10,451
Prepayments and other assets	34,066	28,633
Property, plant and equipment, net	1,466,326	1,400,317
Investments	990	1,389
Goodwill	51,731	51,731
Other intangible assets	2,087	1,975
Deferred tax assets	1,063	1,818
Total assets	$1,737,823	$1,590,890
LIABILITIES, CUMULATIVE REDEEMABLE PREFERRED SHARES AND SHAREHOLDERS' EQUITY
Trade and other payables	$139,528	$145,042
Accounts payable to related parties	2,966	8,184
Income tax payable	1,090	5,128
Debt	898,215	780,725
Debt to related party	—	47,592
Deferred consideration	—	1,836
Other liabilities	19,394	8,997
Deferred tax liabilities	77,081	76,832
Total liabilities	1,138,274	1,074,336
Commitments and contingencies
Cumulative redeemable preferred shares (par value $0.01; 32,738,094 shares authorized and issued and 0 and 28,510,994 outstanding as of December 31, 2017 and 2016, respectively; aggregate liquidation preference of $0 and $345,951 as of December 31, 2017 and 2016, respectively)	—	345,951
Shareholders' equity
Ordinary shares (par value €0.10; 500,000,000 shares authorized, 110,305,064 shares issued and 110,297,697 shares outstanding as of December 31, 2017, and 50,481,822 shares issued and outstanding as of December 31, 2016)	11,803	5,386
Treasury shares (at cost, 7,367 and 0 shares as of December 31, 2017 and 2016, respectively)	(80)	—
Paid-in capital	773,194	349,358
Accumulated other comprehensive loss	(3,826)	(3,719)
Accumulated deficit	(181,542)	(180,422)
Total shareholders' equity	599,549	170,603
Total liabilities, cumulative redeemable preferred shares and shareholders' equity	$1,737,823	$1,590,890

Playa Hotels & Resorts N.V.
Consolidated Statements of Operations and Comprehensive (Loss) Income
($ in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenues:
Package	$107,673	$102,067	$481,175	$450,875
Non-package	18,725	18,054	78,230	70,616
Management fees	140	—	140	—
Total revenue	126,538	120,121	559,545	521,491
Direct and selling, general and administrative expenses:
Direct	78,481	72,814	310,048	287,120
Selling, general and administrative	31,463	31,107	108,176	97,344
Depreciation and amortization	13,038	13,935	53,131	52,744
Gain on insurance proceeds	(479)	(39)	(479)	(348)
Direct and selling, general and administrative expenses	122,503	117,817	470,876	436,860
Operating income	4,035	2,304	88,669	84,631
Interest expense	(12,474)	(14,174)	(53,661)	(54,793)
Loss on extinguishment of debt	(12,594)	—	(25,120)	—
Other expense, net	(1,704)	(3,243)	(1,078)	(5,390)
Net income before tax	(22,737)	(15,113)	8,810	24,448
Income tax (provision) benefit	11,054	(9,502)	(9,051)	(4,232)
Net (loss) income	(11,683)	(24,615)	(241)	20,216
Other comprehensive (loss) income, net of taxes:
Benefit obligation (loss) gain	(76)	304	(107)	348
Other comprehensive (loss) income	(76)	304	(107)	348
Total comprehensive (loss) income	$(11,759)	$(24,311)	$(348)	$20,564
Dividends of cumulative redeemable preferred shares	—	(10,512)	(7,922)	(43,676)
Non-cash dividend to warrant holders	—	—	(879)	—
Net loss available to ordinary shareholders	$(11,683)	$(35,127)	$(9,042)	$(23,460)
Losses per share - Basic	$(0.11)	$(0.70)	$(0.09)	$(0.46)
Losses per share - Diluted	$(0.11)	$(0.70)	$(0.09)	$(0.46)
Weighted average number of shares outstanding during the period - Basic	110,304,744	50,481,822	96,896,498	50,481,822
Weighted average number of shares outstanding during the period - Diluted	110,304,744	50,481,822	96,896,498	50,481,822

Playa Hotels & Resorts N.V.
Consolidated Debt Summary - As of December 31, 2017
($ in millions)

	Maturity			Applicable Rate	LTM Interest (4)
Debt	Date	# of Years	Balance
Revolving credit facility (1)	Apr-22	4.3	$0.0	0.5%	$0.4
Term loan (2)	Apr-24	6.3	906.4	4.6%	21.8
Senior notes			—	—%	28.3
Total debt			$906.4	4.6%	$50.5
Less: cash and cash equivalents (3)			(117.2)
Net debt (Face)			$789.2
Cap Cana Spending			59.6
Adjusted Net debt			$729.6

(1)
As of December 31, 2017, the total borrowing capacity under our revolving credit facility was $100.0 million. The interest rate on outstanding balances of our revolving credit facility is L+300 bps with no LIBOR floor. As of December 31, 2017, the commitment fee on undrawn balances of our revolving credit facility is 0.5%.

(2)	The interest rate on our term loan is L+325 bps with a LIBOR floor of 1%. 3-mo LIBOR is currently 1.37%.

(3)	Based on cash balances on hand as of December 31, 2017.

(4)	Represents last twelve months interest expense and does not include amortization on deferred financing costs or the discount / premium on debt.

Playa Hotels & Resorts N.V.
Reportable Segment Operating Statistics - Three Months Ended December 31, 2017 and 2016

		Occupancy			Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned EBITDA Margin
	Rooms	2017	2016	Pts Change	2017	2016	% Change	2017	2016	% Change	2017	2016	% Change	2017	2016	% Change	2017	2016	Pts Change
Yucatàn Peninsula	2,708	82.9%	89.2%	(6.3)pts	$247.61	$228.56	8.3%	$205.38	$203.77	0.8%	$59,738	$59,318	0.7%	$20,684	$24,873	(16.8)%	34.6%	41.9%	(7.3)pts
Pacific Coast	926	75.6%	72.6%	3.0pts	263.73	237.92	10.8%	199.30	172.69	15.4%	20,142	17,162	17.4%	7,004	5,212	34.4%	34.8%	30.4%	4.4pts
Caribbean Basin	2,496	73.6%	78.5%	(4.9)pts	216.09	183.87	17.5%	159.04	144.30	10.2%	43,480	40,264	8.0%	10,629	6,702	58.6%	24.4%	16.6%	7.8pts
Total Portfolio	6,130	78.0%	82.3%	(4.3)pts	$237.86	$212.49	11.9%	$185.59	$174.92	6.1%	$123,360	$116,744	5.7%	$38,317	$36,787	4.2%	31.1%	31.5%	(0.4)pts
Highlights

Yucatán Peninsula

▪	Net Package RevPAR increased 0.8% over the comparable period in the prior year, driven by an increase in Net Package ADR of 8.3%, which was offset by a decrease in Occupancy of 630 basis points.

▪	Owned Resort EBITDA decreased $4.2 million or 16.8% over the prior year.

▪
This decrease was primarily the result of Panama Jack Resorts Cancun and Panama Jack Resorts Playa del Carmen, which together accounted for a decrease of $5.4 million compared to prior year. These resorts had a decrease in occupancy and package revenue, as well as an increase in operational expenses to advance the disruption from renovations and conversion of these resorts to the Panama Jack brand. These renovations have been completed and the hotels opened under the Panama Jack brand in December 2017.

Pacific Coast

▪	Net Package RevPAR increased 15.4% over the comparable period in the prior year, driven by an increase in Net Package ADR of 10.8%, and an increase in Occupancy of 300 basis points.

▪	Owned Resort EBITDA increased $1.8 million or 34.4% over the prior year.

▪	This increase was attributable to both resorts in this segment.

Caribbean Basin

▪	Net Package RevPAR increased 10.2% over the prior year, driven by an increase in Net Package ADR of 17.5%, which was offset by a decrease in Occupancy of 490 basis points.

▪	Owned Resort EBITDA increased $3.9 million, or 58.6%, over the prior year.

▪
This increase was primarily attributable to the performance of Hyatt Ziva and Zilara Rose Hall, which accounted for an increase of $3.6 million compared to the prior year. Jamaica has seen a positive trend in bookings after completion of rooms renovation.

Playa Hotels & Resorts N.V.
Reportable Segment Operating Statistics - Year Ended December 31, 2017 and 2016

		Occupancy			Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned EBITDA Margin
	Rooms	2017	2016	Pts Change	2017	2016	% Change	2017	2016	% Change	2017	2016	% Change	2017	2016	% Change	2017	2016	Pts Change
Yucatàn Peninsula	2,708	87.1%	86.3%	0.8pts	$272.66	$254.50	7.1%	$237.49	$219.63	8.1%	$269,043	$248,958	8.1%	$113,754	$108,946	4.4%	42.3%	43.8%	(1.5)pts
Pacific Coast	926	73.6%	70.5%	3.1pts	293.07	267.50	9.6%	215.80	188.59	14.4%	87,519	75,340	16.2%	34,246	25,851	32.5%	39.1%	34.3%	4.8pts
Caribbean Basin	2,496	78.2%	79.6%	(1.4)pts	225.29	215.17	4.7%	176.20	171.28	2.9%	189,506	184,709	2.6%	53,482	50,465	6.0%	28.2%	27.3%	0.9pts
Total Portfolio	6,130	81.4%	81.2%	0.2pts	$256.93	$240.53	6.8%	$209.27	$195.31	7.1%	$546,068	$509,007	7.3%	$201,482	$185,262	8.8%	36.9%	36.4%	0.5pts
Highlights

Yucatán Peninsula

▪	Net Package RevPAR increased 8.1% over the comparable period in the prior year, driven by an increase in Net Package ADR of 7.1% and an increase in Occupancy of 80 basis points.

▪	Resort EBITDA increased $4.8 million or 4.4% over the prior year.

▪	This increase was primarily attributable to the performance of Hyatt Ziva Cancun, which accounted for a $15.7 million increase in Resort EBITDA compared to the prior year.

▪
This increase was primarily offset by the performance of Panama Jack Resorts Cancun and Panama Jack Resorts Playa del Carmen, which accounted for a $9.5 million decrease in Resort EBITDA compared to the prior year. These resorts had a decrease in occupancy and package revenue, as well as an increase in operational expenses to advance the disruption from renovations and conversion of these resorts to the Panama Jack brand. These renovations have been completed and the hotels opened under the Panama Jack brand in December 2017.

Pacific Coast

▪	Net Package RevPAR increased 14.4% over the comparable period in the prior year, driven by an increase in Net Package ADR of 9.6% and an increase in Occupancy of 310 basis points.

▪	Resort EBITDA increased $8.4 million or 32.5% over the prior year.

▪	This increase was due to increased Resort EBITDA by both hotels in this segment.

Caribbean Basin

▪	Net Package RevPAR increased 2.9% over the prior year, driven by an increase in Net Package ADR of 4.7%, which was offset by a decrease in Occupancy of 140 basis points.

▪	Resort EBITDA increased $3.0 million, or 6.0%, over the prior year.

▪
This increase was primarily due to the performance of Hyatt Ziva and Hyatt Zilara Rose Hall, which accounted for a $3.4 million increase in Adjusted EBITDA. This was partially offset by a decrease of $0.4 million for the remaining resorts in the Dominican Republic because the Dominican Republic was directly and indirectly affected by hurricanes, which resulted in lost room nights, airport closures, evacuations and general travel disruptions.

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